Exhibit 10.1

GENERAL RELEASE AND
MUTUAL NON-DISPARAGEMENT AGREEMENT

I, Emad Rizk, in consideration of and subject to the performance by Accretive Health, Inc. (together with its subsidiaries, the “Company”), of its obligations under Section 9(b) of the Offer Letter Agreement dated as of July 10, 2014 (the “Agreement”), under Section 2(b) of the Nonstatutory Stock Option Award Agreement dated as of July 21, 2014 and under Section 2(b) of the Restricted Stock Award Agreement dated as of July 21, 2014 and its further obligations hereunder, do hereby release and forever discharge as of the date hereof the Company and its respective affiliates, subsidiaries and direct or indirect parent entities and all present, former and future directors, officers, agents, representatives, employees, successors and assigns of the Company and/or its respective affiliates, subsidiaries and direct or indirect parent entities (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement. I acknowledge and agree that my last date of employment is May 25, 2016, provided that I will be paid salary and benefits through and including May 27, 2016.

1.I understand that the payments and benefits paid or granted to me under Section 9(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in Section 9(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. For the avoidance of doubt, if I die before all the severance payments have been paid, any remaining severance payments will be made to my estate. I further agree that, with my signature below and subject to the Company’s performance under paragraph 10 below, I hereby waive, release and disclaim any and all rights, benefits and claims that I have or may have under that certain Restricted Stock Award Agreement dated December 31, 2015 (the “2015 Restricted Stock Agreement”) and that I will forfeit all shares of Restricted Stock (as defined in the 2015 Restricted Stock Agreement) granted to me thereunder for no consideration as of the date I execute this General Release. The Company agrees that, with its signature below and subject to my performance under this Release and the Agreement and my non-revocation of the Release (as such term is defined below), it will reimburse me for my reasonable legal fees actually incurred, capped at $7,500.00, in connection with the negotiation and documentation of this General Release and any related agreements. The Company further acknowledges that, as a former officer of the Company, I will remain entitled to any indemnification rights and benefits, including but not limited to officers’ and directors’ liability insurance coverage, provided from time to time to other officers and former officers of the Company, and that I will continue to be covered by my Indemnification Agreement, attached as Exhibit F to my Agreement, pursuant to its terms.

2.Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counterclaims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, by reason of any matter, cause, or thing whatsoever, from the beginning of my initial dealings with the Company to the date of this General Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with the Company, the terms and conditions of that employment relationship, and the termination of that employment relationship (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Benefits or any severance benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents, as provided under Section 14 and Exhibit F of the Agreement, or otherwise, or (iii) my rights as an equity or security holder in the Company or its affiliates.

6.In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

7.I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8.I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.

9.I agree that, except to the extent that disclosure is otherwise required by applicable law, rule or regulation, this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10.Mutual Non-Disparagement.

a.
I hereby covenant to the Released Parties that I will not, directly or indirectly, make or solicit or encourage others to make or solicit any disparaging remarks concerning any of the Released Parties or any of their respective products, services, businesses or activities.

b.
With the signature of its authorized representative below, the Company hereby promises to instruct its officers and directors, while serving in such capacities, to not, directly or indirectly, make or solicit or encourage or cause the Company or others to make or solicit any disparaging remarks concerning you.

c.
The parties hereto agree that, in response to any inquiry about you from a prospective employer or other person, the Company will advise such prospective employer or person of your starting and ending dates of employment, and your job title as of the date of your separation.

11.Any non-disclosure or non-disparagement provision in this General Release does not prohibit or restrict the parties hereto (or their respective attorneys) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity.

12.The parties hereto hereby acknowledge that Sections 9 through 15 of the Agreement shall survive their execution of this General Release.

13.I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

14.Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

15.Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;

2.
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING, BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990,

AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.
I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS GENERAL RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6.
I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE MY RELEASE OF CLAIMS (THE “RELEASE”) BUT NOT MY FORFEITURE OF SHARES OF RESTRICTED STOCK PURSUANT TO PARAGRAPH 1 ABOVE, AND THAT THE RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED, BUT THAT IF I DO REVOKE THE RELEASE THE COMPANY’S OBLIGATION TO PAY SEVERANCE (BUT NOT ITS NON-DISPARAGEMENT COVENANT) HEREUNDER SHALL TERMINATE AND BECOME NULL AND VOID AND BE OF NO FURTHER FORCE OR EFFECT;

7.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED: /s/ Emad Rizk DATED: May 25, 2016__________
    Emad Rizk

BY SIGNING THIS GENERAL RELEASE, THE COMPANY REPRESENTS AND AGREES THAT:

1.	THE UNDERSIGNED ON BEHALF OF THE COMPANY HAS READ IT CAREFULLY ;

2.	THE COMPANY UNDERSTAND ALL OF ITS TERMS AND KNOWS THAT IT IS GIVING UP IMPORTANT RIGHTS ;

3.	THE COMPANY VOLUNTARILY CONSENTS TO EVERYTHING IN IT;

4.	THE COMPANY HAS CONSULTED WITH AN ATTORNEY BEFORE EXECUTING IT.

SIGNED: /s/ Steve Shulman DATED: May 25, 2016 _________ _
    Steve Shulman
Chairman, Board of Directors
Accretive Health, Inc.

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